UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2014

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

Appointment of Principal Operating Officer

On December 1, 2014, the board of directors of School Specialty, Inc. (the “Company”) appointed Todd A. Shaw as the Company’s Executive Vice President, Operations effective immediately.

Mr. Shaw previously served as the Company’s Vice President, Operational Excellence and Continuous Improvement from July 2014 to November 2014.  Prior to joining the Company, Mr. Shaw, 49, served as Vice President of Operations of Prolitec Inc., a provider of air treatment and indoor air quality technologies from September 2011 to July 2014.  Prior to that, Mr. Shaw served as Chief Operating Officer of NYX Global LLC, a business services and consulting company, from October 2010 to September 2011.  From May 2009 to October 2010, Mr. Shaw served as Senior Vice President of Facility Services and Logistics of Xe Services LLC (now known as Academi), a private aerospace and defense company.  Earlier in his career, he worked primarily in operational roles, serving as Division Manager with Shorr Packaging Corporation, Vice President of Operations with Corporate Express, and Area Operations Director with Unisource Worldwide.  Mr. Shaw attended the University of Wisconsin—Platteville where he studied criminal justice.

There are no family relationships between Mr. Shaw and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, except as described below.

In connection with his appointment, the Company intends to enter into an employment agreement with Mr. Shaw.  As of the date hereof, Mr. Shaw’s compensation includes:

●

An annual base salary of $275,000;

●

Participation in the Company’s Management Incentive Plan for fiscal 2015, with an annual target cash bonus opportunity equal to 50% of his base salary; and

●

An option (the “Option”) granted on September 25, 2014 under the 2014 Incentive Plan of the Company (the “Plan”) to purchase 1,500 shares of the Company’s common stock at an exercise price equal to $130 per share.  The Option will vest as to one-half of the Option shares on the second anniversary of the date of grant, and as to one-fourth on each of the third and fourth anniversaries of the date of grant.

Departure of Certain Named Executive Officers

On December 1, 2014, Richmond Holden, the Company’s Executive Vice President, Curriculum Group, and Patrick Collins, the Company’s Executive Vice President, Supplies Business, were terminated without cause effective immediately in connection with a reorganization of the executive management team of the Company.

In connection with the foregoing, Mr. Collins and the Company entered into a severance agreement dated as of December 1, 2014 (the “Severance Agreement”) which provides for severance benefits consistent with those previously disclosed in the Company’s 2014 proxy statement, including, among other things, a severance payment equal to 12 months of base salary, payable in accordance with the normal Company payroll practices.  In addition, Mr. Collins will have the right to participate for six months in the Company’s group health insurance plan at his own expense in accordance with the mandates of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

The foregoing description of the Severance Agreement do not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Severance Agreement between School Specialty, Inc. and Patrick Collins, dated as of December 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: December 4, 2014	By: /s/ Kevin Baehler
Kevin Baehler Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement between School Specialty, Inc. and Patrick Collins, dated as of December 1, 2014.

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